Exhibit 23

Consent of Independent Accountants


   We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-18485, 333-18487, 333-18493, 333-29467,
333-33185 and 333-36469) of Covance Inc. of our report dated January 16, 1998 appearing on page 28 of this Annual Report on Form 10-K.


Price Waterhouse LLP
Morristown, New Jersey


February 27, 1998